Exhibit 99.1
Cycurion Resolves John Doe Defamation Action After Defendant Signs Retraction of False Fraud Accusations
September 29, 2026
MCLEAN, Va., Sept. 29, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”) today announced that it has resolved the previously disclosed John Doe defamation action in the United States District Court for the Eastern District of Virginia. The defendant, who published under anonymous aliases, has admitted the accusations were false and has signed a retraction and personal apology.
Cycurion previously stated it would identify anonymous posters who accused the Company and its officers of fraud, securities violations, stock manipulation, and other criminal conduct — and hold them accountable. Those accusations were false. That commitment has now been met in this case.
“We do not litigate for theater. We said we would pursue the people who used aliases to accuse this Company of crimes it did not commit. We did,” said L. Kevin Kelly, Chairman and Chief Executive Officer of Cycurion. “The defendant has retracted those statements in writing and apologized. He is barred from repeating them, barred from trading our stock, and required to cooperate. Words have consequences. So do false ones.”
What the Settlement Requires
Without identifying the individual by name, and without disclosing confidential payment terms, the Company confirms the settlement includes:
A signed retraction and apology. The defendant acknowledges that the accusations were false, that he had no factual basis for them, and that he regrets the harm caused to Cycurion, its CEO, and the Company’s officers, directors, and employees. Cycurion is free to use and publish the signed retraction and apology.
A permanent stop. The defendant is prohibited from making, publishing, or causing to be published any further statement that disparages, defames, or casts Cycurion or its leadership in a negative light, including any suggestion of fraud, securities violations, or criminal conduct.
A permanent ban on trading Cycurion securities and on public commentary about the Company. The defendant has represented that he holds no long or short position in Cycurion securities and has agreed he will not trade those securities or derivatives, advise others to do so, or publish analysis or opinion concerning Cycurion on any social media platform, message board, or public forum.
Full and truthful cooperation. The defendant has agreed to cooperate regarding short selling and naked short selling of Cycurion stock, and any coordination with other investors, short sellers, or market makers relating to Cycurion securities.
Teeth. The parties will file a stipulated dismissal with prejudice. A confession of judgment will be held in escrow, with additional remedies immediately available if the defendant fails to cooperate truthfully or otherwise breaches the agreement.

The Standard Going Forward
Defamatory posts on message boards that falsely accuse a public company and its officers of crimes are not protected speech. Cycurion will continue to identify anonymous posters, compel their identities through the courts, and hold them accountable. This resolution is limited to the John Doe defamation action. Separate previously disclosed legal matters remain pending and will be addressed in later updates.
“Shareholders should take this as evidence, not a speech,” Kelly said. “We told the market what we would do. We did it. We will do it again if we have to.”
About Cycurion, Inc.
Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. More info: www.cycurion.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the defendant's future compliance with, and cooperation under, the settlement agreement; the Company's ability to enforce the settlement agreement and the remedies available upon breach; the information the Company may obtain through the defendant's cooperation; the Company's intention to identify anonymous posters, seek to compel disclosure of their identities, and hold them accountable; the status and outcome of other previously disclosed legal matters; and the Company's plans to provide future updates to shareholders. Forward-looking statements may be identified by words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions.
All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied, many of which are outside the control of Cycurion and are difficult to predict. These risks and uncertainties include, but are not limited to: the risk that the defendant fails to comply with the settlement agreement or cooperate truthfully; the risk that enforcing the settlement agreement, including the confession of judgment, requires further court proceedings or does not result in full recovery; the risk that information obtained through the defendant's cooperation is incomplete, inaccurate, or insufficient to support further claims; the risk that courts decline to compel disclosure of the identities of anonymous posters or that responsible parties cannot be identified; the risk that current or future litigation, including in other previously disclosed legal matters, is unsuccessful, costly, or prolonged, diverts management's attention, or results in counterclaims, sanctions, or fee-shifting, including under anti-SLAPP statutes; the risk that publicity concerning these matters affects the market price or volatility of the Company's common stock; and risks related to the Company's business generally, including customer performance and satisfaction, contract modifications, delays, or terminations, and the Company's ability to fulfill its contractual obligations. Additional factors that could cause actual results to differ materially can be found in Cycurion's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Forward-looking statements speak only as of the date they are made, and Cycurion assumes no obligation, and specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com
Cycurion Media Relations:
(888) 341-6680
media@cycurion.com

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